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                                                                     EXHIBIT 3.7

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 10/11/2002
                                                          020632468 - 3579118

                            CERTIFICATE OF FORMATION

                                       OF

                              AAS ACQUISITIONS, LLC

          FIRST:    The name of the limited liability company is AAS
ACQUISITIONS, LLC.

          SECOND:   The address of the registered office of the limited
liability company in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, Delaware 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 11th day of October, 2002.


                                                 AAS ACQUISTIONS, LLC


                                                 By: /s/ Ana Guzman
                                                     ------------------------
                                                     Name:  Ana Guzman
                                                     Title: Authorized Person